SCHULTE ROTH & ZABEL LLP

919 Third Avenue
New York, NY 10022
(212) 756-2000
fax (212) 593-5955

www.srz.com

November 5, 2014

VIA EDGAR

Securities and Exchange Commission
Division of Investment Management
100 F Street N.E.
Washington, D.C. 20549-0508

Re:	Lazard Alternative Strategies 1099 Fund
File No. 811-22590

On behalf of Lazard Alternative Strategies 1099 Fund (the "Fund"), we are hereby transmitting for filing with the Securities and Exchange Commission, the final amendment to the Fund's Issuer Tender Offer Statement on Schedule TO.

Please call the undersigned at (212) 756-2149 with any questions or comments. Thank you for your assistance regarding this matter.

Very truly yours,

/s/ Pamela Poland Chen
Pamela Poland Chen

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